Exhibit 99.(d)(24)

1Allocated Assets 1940 Act BRINKER CAPITAL DESTINATIONS TRUST INVESTMENT SUB-ADVISORY AGREEMENT INVESTMENT SUB-ADVISORY AGREEMENT, effective as of the 29th day of July, 2024, between Orion Portfolio Solutions, LLC, a limited liability company organized and existing under the laws of the State of Nebraska, d.b.a. Brinker Capital Investments Adviser , and Numeric Investors LLC Sub-Adviser limited liability company and existing under the laws of the State of Delaware. WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of September 24, 2020 (th Advisory Agreement Brinker Capital Destinations Trust, a Delaware statutory trust Trust is engaged in business as an open-end management investment company registered under the Investment Company WHEREAS, the Trust is and will continue to be a series Trust having two or more investment funds, each with its own assets, investment objectives, policies and restrictions ( Fund WHEREAS, the Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act o Advisers Act and WHEREAS, the Adviser desires to engage the services of the Sub-Adviser to assist it in the provision of a continuous investment program for certain assets of the Fund(s) listed on Schedule A, which the Adviser may from time to time assign to the Sub-Adviser Sub-Adviser is willing to furnish such services. NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows: 1. APPOINTMENT. Adviser hereby engages the Sub-Adviser to act as a sub-adviser for and to manage the Allocated Assets for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such engagement and agrees to render the services herein set forth, for the compensation herein provided. 2. DUTIES OF THE SUB-ADVISER. A. INVESTMENT ADVISORY SERVICES. Subject to the Board Adviser, the Sub-Adviser shall manage the investments of the Allocated Assets in accordance with (i) the guidelines detailed in Schedule B herein (the Guidelines each Fund investment objective, in effect and as amended or supplemented from time to time (hereinafte Registration Statement ), which such Registration Statement will be provided to the Sub-Adviser at the time this Agreement is executed and the Sub-Adviser will be provided with advance notice of any material changes to the Registration Statement that may impact its management of the Fund, and in compliance with such other limitations as the Adviser may institute provided that these limitations are provided to the Sub-Adviser with sufficient notice prior to implementation and subject to the Sub-Adviser prior consent (not to be unreasonably withheld). The Sub-Adviser shall (a) make investment decisions for the Allocated Assets; (b) place purchase and sale orders for portfolio transactions for the Allocated Assets (including derivative instruments where permitted); (c) employ professional portfolio managers and securities analysts to provide research services to the Allocated Assets; (d) enter into all transactions and other undertakings that the Sub-Adviser may in its discretion deem necessary or advisable to carry out its investment decisions (unless as otherwise prohibited pursuant to communicated investment restrictions); (e) instruct the relevant ustodian to exercise or abstain from exercising any option, privilege or right with respect to the Allocated Assets; (f) make investment representations on behalf of the Fund; and in furtherance of the foregoing (g) execute, in the name and on behalf of the Funds, all such documents and take all such other actions which the Sub-Adviser shall deem requisite, appropriate or advisable to carry out its duties hereunder, including, without limitation, the selection of brokers or dealers as the Sub-Adviser shall determine; and (h) take any other action with respect to the Allocated Assets as needed to serve the best interest of the Fund. In providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Allocated Assets. The

2 Adviser agrees to deliver to the Sub-Adviser any amendments or supplements to the Guidelines or the Registration Statement that contain changes that pertain to the Sub-Adviser prior to the effectiveness thereof. The Adviser acknowledges that the Sub-Adviser reserves the right to terminate its engagement hereunder upon written notice in accordance with Section 9 below in the event the Sub-Adviser reasonably believes it can no longer manage the investments of the Allocated Assets in accordance with the amended or supplemented Guidelines or Registration Statement, in which case the Sub-Adviser will continue to manage the Allocated Assets in accordance with such documents effective prior to such change until the termination date. Where the Sub-Adviser determines that investments in derivatives are necessary for the Allocated Assets, the Sub-Adviser will request the Adviser to negotiate, amend, execute, sign or deliver on behalf of the relevant Fund all such documents including but not limited to agreements, master agreements, account opening documents, master confirmation agreements, protocols, confirmations, credit support documentation (whether by way of title transfer or by way of security, whether variation margin or initial margin, and whether to comply with regulations or otherwise), account control documentation and triparty collateral management documentation, clearing agreements, delegated reporting agreements, agreements with trade repositories or reporting intermediaries and other instruments as are necessary to effect and manage such transactions in derivatives pursuant to this Agreement. B. SUB-ADVISER UNDERTAKINGS. In all matters relating to the performance of this Agreement, the Sub-Adviser Agreement and Declaration of Trust dated October 12, 2016, as a Declaration of Trust , the Guidelines and the Registration Statement and with the written instructions and directions of the Board and the Adviser, provided that such written instructions and directions have been received and confirmed by the Sub-Adviser in advance of their effective date. The Sub-Adviser hereby agrees to: (i) regularly report to the Board and the Adviser (in such form and frequency as the Adviser and the Sub-Adviser mutually agree) with respect to the implementation of the investment program, compliance of the Allocated Assets with the Guidelines, the Registration Statement, the 1940 Act, and this Agreement, and on other topics as may reasonably be requested by the Board or the Adviser, including attendance in person or by telephone at Board meetings, as reasonably requested, to present such reports to the Board; (ii) upon reasonable request from the Adviser valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may require fair valuation, provided that the Adviser acknowledges that the Sub-Adviser is not the valuation agent for the Fund; (iii) Upon reasonable request, provide, subject to any obligations or undertakings reasonably necessary to maintain the confidentiality of the Sub-Adviser -public information, any and all information, records and supporting documentation about the Allocated Assets the Sub-Adviser manages and accounts managed pursuant to a similar investment strategy as may be necessary for the Trust or the Adviser to fulfil their duties under applicable laws. Such information may be provided in the form of a composite of accounts or on an anonymized basis; and (iv) Upon reasonable request, review Allocated Assets periodically provided to the Sub-Adviser by the Adviser and promptly confirm to the Adviser the concurrence of the Sub-Adviser . C. EXPENSES. The Sub-Adviser will bear all of its overhead expenses in connection with the performance of its services under this Agreement, except as otherwise provided below. All other expenses to be incurred in the operation of each Fund will be borne by the Trust except to the extent specifically assumed by the Sub-Adviser under this Agreement. The expenses to be borne by the Trust include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, other brokerage transaction costs, stock borrowing and lending fees, interest on cash balances, Trust (the SEC ) fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend taxes, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services

3 (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of clearing and registration fees and related expenses arising in connection with applicable regulatory, supervisory or fiscal authorities, professional expenses (including fees in connection with the use of proxy voting services), any extraordinary expenses and other regulatory expenses. D. BROKERAGE. The Sub-Adviser will select brokers and dealers to effect all orders for the purchase and sale of Allocated Assets. In selecting brokers or dealers to execute transactions on behalf of the Allocated Assets of each Fund, the Sub-Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security or commodity interest, the price of the security or commodity interest, the reasonableness of the commission, the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to the Sub-Adviser ities, reliability and financial responsibility and the value of any research or other services or products they provide. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to each Fund and/or other accounts over which the Sub-Adviser exercises investment discretion. Except as permitted by Rule 17a-10 under the 1940 Act, the Sub-Adviser will not engage in principal transactions with respect to the Allocated Assets with any broker-dealer affiliated with the Adviser or with any other adviser to each Fund, and will engage in agency transactions with respect to the Allocated Assets with such affiliated broker-dealers only in accordance with all applicable rules and regulations. Subject thereto, neither the Sub-Adviser nor any of its affiliates will be liable for the performance of the obligations or acts or omissions of brokers with respect to any transaction placed on behalf of the Adviser unless such act or omission is due to gross negligence on the part of the Sub-Adviser. The Sub-Adviser will provide to the Adviser upon request a list of its affiliated broker-dealers, as such may be amended from time to time. The Adviser will provide to the Sub-Adviser a list of its affiliated broker-dealers. E. AGGREGATION OF ORDERS. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Allocated Assets as well as other clients of the Sub-Adviser, the Sub-Adviser may to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate the orders for securities to be purchased or sold in accordance with Sub-Policy, a summary of which has been made available to the Adviser. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients. The Adviser recognizes that, in some cases, the Sub-Adviser size of the position that may be acquired or sold for the Allocated Assets. F. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Allocated Assets of each Fund are the property of the Trust and further agrees to surrender promptly to the Trust copies of any of such records upon each Fund Adviser est, provided, however, that the Sub-Adviser may retain copies of any records to the extent required for it to comply with applicable laws and its internal record retention policies. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisers Act for the period specified in said Rule. Notwithstanding the foregoing, the Sub-Adviser has no responsibility for the maintenance of the records of each Fund, except for those related to the Allocated Assets. G. SUB-ADVISER COMPLIANCE RESPONSIBILITIES. The Sub-Adviser and the Adviser acknowledge that the Sub-Adviser is not the compliance agent for each Fund, and does not have access to all of the necessary to perform certain compliance testing. However, to the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement, the Sub-Adviser shall perform compliance testing with respect to the Allocated Assets based upon (i) the Guidelines, (ii) the Registration Statement, and (iii) upon information and written instructions received from the Adviser in breach of this Agreementso long asit performsin accordance with (i) the Guidelines, (ii) the Registration Statement, and (iii) instructions. Specifically, the Sub-Adviser shall not be responsible for each Fund being in violation of any

4 applicable law or regulation or investment policy or restriction applicable to each Fund as a whole if the securities and other holdings of the Allocated Assets comply with the Guidelines. The Adviser promptly provide the Sub-Adviser with copies of the Declaration of Trust, Amended and Restated By-Laws, Registration Statement, Guidelines and any written policies or procedures adopted by the Board applicable to the Allocated Assets and any amendments or revisionsthereto. Any amendments or revisionsto any of the aforementioned documents that modify the investment strategies or restrictions of a Fund or Allocated Assets shall be provided to the Sub-Adviser in advance as soon as practicable and, with respect to the Guidelines or any other instructions or limitations. The Adviser acknowledges that the Sub-Adviser reserves the right to terminate its engagement hereunder upon written notice, in accordance with Section 9 below, in the event the Sub-Adviser reasonably believes it can no longer manage the investments of the Allocated Assets following any such amendments or revisions to the Declaration of Trust, Amended and Restated By-Laws, Registration Statement, or Guidelines in which case the Sub-Adviser will continue to manage the Allocated Assets in accordance with such documents as effective prior to such amendments or revisions until the termination date. The Sub-Adviser shall supply such reports or other documentation as reasonably requested from time to time by the Adviser to evidence the Sub-Adviser compliance with such Registration Statement, Guidelines, policies or procedures. H. PROXY VOTING; LEGAL ACTIONS; CLASS ACTIONS. (i). The Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the economic interests of the Fund and in accordance with its proxy voting policy (or other policy to that effect) to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in the Allocated Assets. The Adviser shall cause to be forwarded to the Sub-Adviser or its designee all proxy solicitation materials that the Adviser receives. The Sub-Adviser agrees that it has adopted written proxy voting procedures that comply with the requirements of the Advisers Act. The Adviser agrees that Sub-Adviser will not be responsible or liable for failing to vote any proxies where it has not received the proxies or related shareholder communications in a timely manner. The Sub-Adviser further agrees that it will provide the Adviser on behalf of the Board, as the Board may reasonably request, with a written report of the proxies voted during the most recent 12- month period or such other period as the Board may designate, in a format reasonably acceptable to the Board. Upon reasonable request, the Sub-Adviser shall provide the Adviser with all proxy voting records relating to the Allocated Assets, including but not limited to those required by Form N-PX. Upon reasonable request, the Sub-Adviser will also provide an annual certification, in a form reasonably acceptable to the Adviser, attesting, to the best of the Sub-Adviser (ii). The Adviser acknowledges and agrees that the Sub-Adviser shall notify the Adviser but shall otherwise have no responsibility to initiate, consider, participate in of any adversary proceeding, bankruptcy or other litigation against or involving any issue of financial instruments held in or formerly held as part of the Allocated Assets, including, without limitation, class actions, or to notify, advise or take any action on behalf of the Adviser or the Funds with respect to any such actions or litigation. I. USE OF NAMES. The Sub-Adviser shall not use the name, logo, insignia, or other identifying mark of the Trust or the Adviser or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in material relating to the Sub-Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser hereby approves of all the Sub-Adviser hereunder or which are required by the SEC, a state securities commission, or any other regulatory body with oversight of the Sub-Adviser. The Adviser shall not use the name, logo, insignia, or other identifying mark of the Sub-Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Sub-Adviser; provided, however, that the Sub-Adviser hereby approves of all uses of its name which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state securities commission. J. OTHER SUB-ADVISERS. With respect to any Fund, (i) the Sub-Adviser will not consult with any other adviser to that Fund (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any adviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that Fund in securities or other assets unless prior written permission is received from the Adviser;

5 and (ii) the Sub-Adviser will provide advice and otherwise perform services hereunder exclusively with respect to the Allocated Assets of that Fund. The Adviser acknowledges that affiliates of the Sub-Adviser may be appointed as other advisers to a Fund and that there is no information barrier or other arrangement aimed at preventing sharing of information between affiliates. However, the management of one or more Funds by the Sub-Adviser and its affiliates will be carried out pursuant to any applicable laws or regulations. K. FUND HOLDINGS. Except with the prior written consent of the Adviser, the Sub-Adviser will not disclose, in any manner whatsoever, any list of securities held by each Fund, except in the following circumstances: (i) in accordance with that Fund ; (ii) to Sub- or affiliates acting as execution agents in accordance with Section 18 below; or (iii) where required to make such disclosure to a regulator under applicable law or regulation in compliance with Section 8. 3. COMPENSATION OF SUB-ADVISER. The Adviser will pay the Sub-Adviser, with respect to each Fund on Schedule A attached hereto, the compensation specified in Schedule A. Such fees will be computed daily and paid quarterly, calculated at an annual Adviser will use its best efforts to cause the quarterly payment to be made to the Sub-Adviser approximately on or about the same date upon which the Trust pays the Adviser its advisory fee, which the parties generally expect to occur between the seventh and tenth day following the end of the prior quarter. Compensation for any partial period shall be pro-rated based on the length of the period. 4. STANDARD OF CARE. The Sub-Advisershall exercise its best judgment in rendering itsservices described in this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Sub-Adviser shall not be liable for (i) any error of judgment or mistake of law; (ii) acting in good faith reliance on data or instructions from the Adviser, the Fund or the Trust or any of their respective agents, including the Custodian, or (iii) for any loss suffered by each Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from the Sub-Adviser in the performance of its duties hereunder or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser shall be solely responsible for the management of the Allocated Assets, and the Sub-aws, and written procedures of the Board, asrequired by this Agreement, will be determined solely by reference to the Allocated Assets. The Sub-Adviser shall have no liability with respect to the actions of any other investment adviser to the Fund and shall not be charged with knowledge of the holdings or transactions of any positions of the Fund other than the Allocated Assets. 5. INDEMNIFICATION. A. The Adviser agrees to indemnify and hold harmless the Sub-Adviser, its affiliates or their respective Sub-Adviser Covered Persons from and against any and Losses howsoever arising, from or in connection with this Agreement or the performance by the Sub-Adviser Covered Persons of its duties hereunder; provided however that the Adviser will not indemnify the Sub-Adviser Covered Persons for Losses resulting from the Sub-Adviser Covered willful misfeasance, bad faith or gross negligence in the performance of their duties or from the Sub-Adviser reckless disregard of their obligations and duties under this Agreement. B. The Sub-Adviser agrees to indemnify and hold harmless the Adviser, its affiliates or their respective Covered Persons from and against any and all Losses resulting from the Sub-Adviser Covered Persons performance of, or from reckless disregard of, the Sub-Adviser Covered Persons Agreement; provided however that the Sub-Adviser will not indemnify the Adviser Covered Persons for Losses resulting from the Adviser Covered Persons performance of their duties or from the Adviser Covered Persons their obligations and duties under this Agreement. C. Under no circumstances shall any party be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

6 6. NON-EXCLUSIVITY. The Adviser acknowledges that it has read, carefully considered and understood the risk factors and hereby acknowledges and consents to the conflicts of interest described in the Sub-Adviser ADV. The services of the Sub-Adviser to the Adviser with respect to the Allocated Assets are not to be deemed to be exclusive, and the Sub-Adviser and its affiliates shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies. The Adviser acknowledges that the Sub-Adviser or its affiliates may give advice and take actions in the performance of its duties to clients which differ from the advice, or the employee accounts which may invest in some of the same securities recommended to advisory clients. In addition, advice provided by the Sub-Adviser may differ from advice given by its affiliates. 7. MAINTENANCE OF INSURANCE. The Sub-Adviser will maintain insurance in the types and in an amount at least equal to that disclosed to the Board in connection with its approval of this Agreement. The Sub-Adviser will provide annually to the Adviser existing certificates of insurance setting forth the amounts of its insurance coverage (if applicable) and will provide prompt notice to the Adviser of any material changes to such policies. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Adviser with any information it may reasonably require concerning the amount of or scope of such insurance. 8. CONFIDENTIALITY. Each party to this Agreement shall keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, including, for the avoidance of doubt, disclosure to affiliates providing back office, administrative and other ancillary services, unless the non-disclosing party has authorized such disclosure or if such disclosure is compelled by subpoena or is expressly required or requested by applicable federal or state regulatory authorities. In the event disclosure is required or requested as set forth above, the disclosing party will, to the extent legally permitted and reasonably practicable to do so under the circumstances then prevailing, provide prior written notice to the other party to allow such party an opportunity to seek an appropriate protective order or other relief, provided that such prior notice shall not be required when the disclosing party reasonably believes the request for disclosure is pursuant to a routine regulatory examination. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the nonpublic information. Notwithstanding the foregoing, the Sub-Adviser shall be permitted to disclose nonpublic information concerning the Adviser to the Sub-Adviser Covered Persons and their respective service providers that have a bona fide need to know such nonpublic information. 9. TERM OF AGREEMENT. This Agreement shall become effective as of the date hereof and shall continue in effect for an initial period of two years from the date of execution. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board or (ii) defined in the 1940 Act) of each Fund on (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, at any time , by the Adviser, by the Board, or by vote of holders of a majority of each Fund Sub-Adviser, and will terminate five business days after the Sub-Adviser receives written notice of the termination of the Advisory Agreement between the Trust and the Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination of this Agreement shall not affect any liability or obligation of the Adviser for transactions initiated prior to the Sub- 2(c), 3, 4, 5, 8, 9, 16(a) and 16(d) hereof shall survive the termination of this Agreement. 10. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants, and agrees as follows:

7 A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has Sub-Adviser Information Sub-Adviser Information is true and correct, contains no material misstatement of fact and does not omit any material fact necessary to make the statements therein not misleading. The Sub-Adviser further agrees to inform the Adviser promptly if it becomes known to the Sub-Adviser that any material Sub-Adviser Information ceases to be true and correct, contains a material misstatement of fact or omits any material fact necessary to make the statements therein not misleading. B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics. On at least an annual basis, the Sub-Adviser will comply with the reporting requirements of Rule 17j-1, which may include (i) certifying to the Adviser that the Sub-Adviser and its Access Persons have complied with the Sub-Adviser identifying any material violations which have occurred with respect to the Allocated Assets. In the event the Sub-Adviser has identified to the Adviser a material violation that has occurred with respect to the Allocated Assets, the Sub-Adviser agrees to promptly provide to the Adviser such information as the Adviser may reasonably request in connection therewith. C. The Sub-Adviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of the Advisers Act by the Sub-Adviser, its employees, officers and agents. Upon reasonable request, the Sub-Adviser shall provide the Adviser with access to the records relating to such policies and procedures as they relate to the Allocated Assets. The Sub-Adviser will also provide, at the reasonable request of the Adviser, periodic certifications, in a form reasonably acceptable to the Adviser, attesting to such written policies and procedures. D. The Sub-Adviser has provided the Adviser and the Trust with a copy of its registration under the Advisers Act on Form ADV as most recently filed with the SEC and hereafter will furnish a copy of its annual amendment to the Adviser. The Sub-Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with the Advisers Act. The Sub-Adviser the Fund with respect to the Allocated Assets within the meaning of the 1940 Act and the Advisers Act. E. The Sub-Adviser confirms that it is not an affiliated person as defined in the 1940 Act of: (i) the Adviser; (ii) Foreside, the distributor for the Trust; or (iii) to the best of its knowledge, any trustee or officer of the Trust. The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Sub-Adviser shall promptly notify the Adviser of such event. The Sub-Adviser covenants that any future representations made to Adviser under or relating to this Agreement shall be true and accurate and that Adviser may rely on the accuracy of such representations in the performance of its duties hereunder. 11. REPRESENTATIONS OF ADVISER. The Adviser represents, warrants, and agrees as follows: A. It is duly organized and validly existing and has all requisite authority to enter into, execute, deliver and perform its respective obligations under this Agreement.

8 B. This Agreement constitutes a binding obligation of the Adviser, enforceable against the Adviser in accordance with itsterms, except assuch enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, principles, regardless of whether such enforceability is considered in a proceeding in equity or at law. C. The Adviser has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement. D. The Adviser has been duly appointed by the Board and shareholders of the Trust to provide investment services to the Funds as contemplated by this Agreement and is authorized to delegate any and all duties and obligations thereunder. E. The Adviser and the Trust have received the Sub-of the Adviser on or prior to the date of the execution of this Agreement. F. The Adviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed. G. Upon request, the Adviser will deliver to the Sub-Adviser a true and complete copy of the Registration Statement with respect to the Funds, such other documents or instruments governing the investments of the Funds, if applicable, and such other information asis necessary for the Adviser to carry out its obligations under this Agreement. H. The organization and structure of the Funds and the conduct of the business of the Funds as contemplated by this Agreement, complies, and shall at all times comply, with the requirements imposed upon the Funds by applicable law. I. The Allocated Assets are free and clear of any and all liens, charges, security interests, encumbrances. J with the Sub-Adviser solely for the purpose of investing the Allocated Assets and not with a view to obtain information regarding portfolio holdings or investment decisions in order to effect securities transactions based upon such information or to provide such information to another party, and the Adviser and its employees, officers and directors shall not use account holdings information for any of the foregoing purposes. K ed, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory ty any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel result in a material adverse effect on the Fund or which might reasonably be expected materially to impair the Trust. The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Adviser shall promptly notify the Sub-Adviser of such event. The Adviser covenants that any future representations made to Sub-Adviser under or relating to this Agreement shall be true and accurate and that Sub-Adviser may rely on the accuracy of such representations in the performance of its duties hereunder. 12. PROVISION OF CERTAIN INFORMATION BY SUB-ADVISER. The Sub-Adviser will promptly notify, to the extent permitted under applicable laws and regulations, the Adviser (1) in the event the SEC or other

9 governmental authority has censured the Sub-Adviser; placed material limitations upon its activities, functions or operations relating to the Sub- that would result in material adverse impact on the Sub- ty to provide portfolio management services hereunder; suspended or revoked its registration, if any, as an investment adviser; or, to the best of the Sub- that the Division of Enforcement of the SEC has formally commenced proceedings or an investigation that it reasonably expects may result in any of these actions, or(2) upon having a reasonable basis for believing that the Allocated Assets have ceased to comply or might not comply with the Guidelines or the Registration Statement or any limitation or instruction provided to the Sub-Adviser in accordance with this Agreement in accordance with the scope of the Sub-Adviser d in this Agreement (i.e., with respect to the Allocated Assets and the Sub-Adviser the Sub-Adviser Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 of the 1940 Act. Specifically, the Sub-Adviser agrees to (i) certify periodically, upon the reasonable request of the Trust, that with respect to the Allocated Assets and the Sub-Adviser , as required by Rule 38a-l under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (ii) upon request and reasonable prior notice, cooperate with third-party audits upon request and reasonable direct accessto its Chief Compliance Officer (or his/her designee); (iv) upon request and reasonable prior notice chief compliance officer with periodic reports relating to the Sub- and (v) promptly provide notice of any material compliance matters relating to the Sub- . The Sub-Adviser has in place and will observe procedures and controls that are reasonably designed to ensure the adequacy of the services provided to the periodic reports on Form N-Executive Officer (Principal Executive Officer) and Treasurer/Chief Financial Officer (Principal Financial Officer) in -CSR, in a form reasonably satisfactory to the Trust. 13. PROVISION OF CERTAIN INFORMATION BY THE ADVISER. The Adviser will promptly notify the Sub-Adviser (1) in the event that the SEC or other governmental authority has censured the Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser registration as an investment adviser; or, to the knowledge of the Adviser, has commenced proceedings or an investigation that may result in any of these actions or the Fund paid, or has been ordered to pay, disgorgement in response to any proceeding or investigation by any court, the SEC or other governmental authority, (2) upon having a reasonable basis for believing that each Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code, and (3) of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. 14. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by both parties. Notwithstanding the foregoing, the Adviser may amend the Guidelines with sufficient notice prior to implementation. 15. LIMITATION OF LIABILITY. The Adviser and the Sub-Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Board members, shareholders, nominees, officers, employees or agents; whether past, present or future, of the Trust individually, but are binding only upon the assets and property of each Fund, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been duly authorized by the Adviser and the Sub-Adviser, and signed by an authorized officer of each acting as such. 16. MISCELLANEOUS. A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control. B. CHANGE IN CONTROL. No party to this Agreement may assign (as such term is defined in the 1940 Act) all or any portion of its rights, obligations or liabilities under this Agreement. The Sub-Adviser will notify

10 the Adviser of any actual change of control of the Sub-Adviser as such term is defined in the 1940 Act reasonably in advance of the effective date of any such change of control such that the Board is able to consider and determine whether to approve a replacement sub-advisory agreement. The Sub-Adviser will inform the Adviser as soon as reasonably practicable of (i) any change of CEO of Man Numeric, an investment division within Man Group plc, or (ii) any change in the structure of the Sub-Adviser or any other material change affecting the Sub-Adviser, which, in either case, would have a material adverse effect on the ability of the Sub-Adviser to perform its obligations pursuant to this Agreement. In addition, the Sub-Adviser will notify the Adviser of any changes in the portfolio manager(s) responsible for managing the Allocated Assets or the Sub-in advance of the effective date of any such change. C. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. D. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof. E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agr have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order. F. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or the Adviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by email or similar means of delivery that provide evidence of receipt. All notices to the Adviser shall be sent to: Brinker Capital Investments Attention: Brian Ferko 1055 Westlakes Drive Berwyn, PA 19312 Email: With a copy to: Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Email: john.obrien@morganlewis.com All notices to the Sub-Adviser shall be sent to: Numeric Investors LLC 200 Pier 4 Boulevard, Fifth Floor Boston, MA 02210 Email: legalUS@man.com G. DELIVERY OF FORM ADV. The Adviser acknowledges receipt of the Sub-Adviser and Privacy Notice more than 48 hours prior to the execution of this Agreement.

11 H. ELECTRONIC DELIVERY. The Adviser hereby agrees and provides its consent to have the Sub-Adviser electronically deliver Account Communications. account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Sub-other information, documents, data and records regarding the Allocated Assets. Electronic communications include e-mail delivery as well as electronically making available to the Adviser Account Communications on the Sub-By signing this Agreement, the Adviser consents to electronic delivery as described in the preceding three sentences. -Adviser in The Adviser may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Sub-so. Neither the Sub-Adviser nor its affiliates will be liable for any interception of Account Communications. The Adviser should note that no additional charge for electronic delivery will be assessed, but the Sub-Adviser may incur chargesfrom its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery. I. THIRD PARTY BENEFICIARIES. This Agreement is not intended to and does not convey any rights to persons not a party to this Agreement. J. FORCE MAJEURE. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes. 17. AFFILIATES. The Adviser acknowledges and agrees that Man Investments Inc., a U.S.-based affiliate of the Sub-Adviser, acts as a solicitor for separate accounts in the United States. 18. USE OF ASSOCIATES. The Sub-Adviser shall not delegate any of its rights, duties or obligations under this Agreement with respect to its discretionary investment and advisory functions without the prior written consent of the Adviser. Notwithstanding anything in this Agreement to the contrary, however, the Sub-Adviser may, at its own discretion, perform any or all of its duties, rights, powers, functions and obligations with respect to activities other than discretionary investment and advisory functions hereunder through one or more of its affiliates and their respective directors, of Associate Adviser; provided that (i) the Sub-Adviser shall always remain responsible to the Adviser for the Sub-Adviser Agreement, (ii) the Sub-Adviser shall be responsible for ensuring that each Associate complies with the terms of this Agreement, and (iii) the Sub-Adviser shall compensate its Associates out of the fees it receives hereunder. 19. ANTI-MONEY LAUNDERING AND SANCTIONS REPRESENTATIONS AND WARRANTIES. A. To help fight the funding of terrorism and money laundering activities, each Party has adopted a CIP each Party is required to obtain, verify, and maintain records of certain customer information relating to its clients. Each Party shall ensure that the Trust and any person Authorized Persons information reasonably requested by the other Party in order to comply with all applicable anti-money laundering and counter-terrorism financing laws, statutes, rules, regulations, policies and consent orders, including the U.S. Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and Executive Orders administered by the U.S. AML Laws A Party may disclose information about the other Party, to any governmental, supervisory, or regulatory body with authority over the Party, or to the affiliates or third parties, in each case to the extent such disclosure is required to comply with any AML Laws. B. Each Party and its owners and controllers (i) have not violated and shall not violate any sanctions laws or regulations promulgated, administered or enforced by the United States Office of Foreign Assets Control, the United Nations, the European Union, the United Ki Sanctions contribute, funds into the fund which derive, directly or indirectly, from any activity that contravenes Sanctions, or would contravene Sanctions if carried out by a person required to comply with Sanctions, or any other United States

12 federal or any state or international laws or regulations, including AML Laws, or anti-bribery or corruption laws or regulations. A Party shall promptly notify the other Party in writing if it has, or has reason to believe it has, violated Sanctions or AML Laws or anti-bribery or corruption laws or regulations, or has contributed funds into the Funds which derive, directly or indirectly, from any activity that it has reason to believe contravene such laws. 20. RETENTION OF IP. The Sub-Adviser retains all rights in and to any investment models, strategies and approaches used by or on behalf of the Adviser and any models, strategies or approaches based upon or derived from them. In addition, the Adviser 21. PROHIBITION ON SUB-ADVISER CUSTODY. Notwithstanding anything to the contrary herein, the Sub-Adviser -2 of the Advisers Act) of the Funds assets or physical control of, or title to, any of the Allocated Custody Sub-Adviser acknowledges and agrees that it may not instruct the ustodian or any brokers or dealers to transfer assets from the Allocated Assets except on a delivery-versus-payment or receipt-versus-payment basis. 22. COUNTERPARTS; SEVERABILITY. This Agreement may be executed in counterparts, including counterparts sent by facsimile or via PDF, each of which, when taken together shall constitute one and the same instrument. The parties agree that: (i) the exchange of a fully executed version of this agreement (in counterparts or otherwise) by email in PDF format or in other readable and legible form shall be sufficient to bind the parties to the terms and conditions of this agreement; (ii) the use, application and/or affixing by one or more of the parties of an electronic or digital signature by or on behalf of an authorized signatory of such party, with an intention to be bound by its terms, shall be deemed sufficient to execute the contract to bind such party to the terms and conditions of this Agreement. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement. THE ADVISER: ORION PORTFOLIO SOLUTIONS, LLC, d.b.a. Brinker Capital Investments By: Name: Title: THE SUB-ADVISER: NUMERIC INVESTORS LLC By: Name: Heidi Roderick Title: Vice President & COO

Schedule A Fund: Investment Strategy: Fee: Destinations Global Fixed Income Opportunities Fund Numeric US High Yield BB/B [Redacted] Schedule A

Schedule B [Redacted]

Schedule B Schedule B INVESTMENT GUIDELINES Company: Destinations Global Fixed Income Opportunities Fund Strategy: Numeric Active US High Yield BB/B Money Manager: Numeric Investors, LLC Benchmark: Bloomberg Barclays Ba to B US High Yield Index Approved as of: July 26, 2024 Investment Parameters CATEGORY PARAMETER QIB Status Brinker represents that the fund is a Qualified Institutional Buyer ( QIB ) under Rule 144A under the Securities Act of 1933, as amended, and agrees to promptly notify the Investment Sub-Advisor in the event the Fund s status as a QIB changes Issuer Diversification Maximum exposure in any one issuer, will not exceed the greater of 4% Net Asset Value (NAV) of the Allocated Assets or the allocated asset benchmark weight +2% Non benchmark issuers will not exceed 30% of the NAV of the Allocated Assets Maximum exposure to a single industry based on Bloomberg Industry Classification System (BICS) level 4 data will not exceed 25% of the NAV of the Allocated Assets This limitation does not apply to securities issued by the U.S. Government or its agencies Credit Rating Exposure High Yield securities as defined by the benchmark methodology will typically be greater than 80% of the NAV of the Allocated Assets Investment Grade securities as defined by the benchmark methodology will typically not exceed 20% of the NAV of the Allocated Assets CCC rated securities as defined by the benchmark methodology will not exceed 5% of the NAV of the Allocated Assets Permitted Asset List The Sub-Adviser may invest the allocated assets in: Corporate bonds, including 144a securities Cash and cash equivalents, including but not limited to treasury bills Index credit default swaps (CDX) Exchange Traded Funds (ETFs) General Requirements The sub-advisor will be deemed to not be in violation of any applicable law or regulation or investment policy or restriction to each fund as a whole of for each Fund s failure to qualify as a regulated investment company under the Code so long as the Allocated assets of the sub advisor meet the following requirements: Illiquid Securities will not exceed 5% of the Net Asset Value (NAV) of the Allocated Assets. Illiquid securities will be determined using Man Group s methodology, which defines illiquid securities as those that require greater than 5 business days to liquidate